As filed with the Securities and Exchange Commission on August 18, 2021

Registration No. 333-2076

Registration No. 333-5720

Registration No. 333-30970

Registration No. 333-44412

Registration No. 333-155262

Registration No. 333-165400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-2076

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-5720

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30970

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44412

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-155262

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-165400

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAX CORPORATION

(Exact name of Registrant as specified in its charter)

Canada	98-0140269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario L5K 1B1 Canada (905) 403-6500	902 Broadway, Floor 20 New York, New York, USA 10010 (212) 821-0100

(Address and telephone number of Registrant’s principal executive offices)

IMAX CORPORATION AMENDED & RESTATED STOCK OPTION PLAN

(Full title of the plans)

IMAX U.S.A. Inc.

902 Broadway, Floor 20

New York, NY 10010

(212) 821-0100

(Name, address and telephone number of agent for service)

Copies to:

Gillian Emmett Moldowan, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848 5356

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

IMAX Corporation (the “Registrant”) filed registration statements on Form S-8 on March 7, 1996 (File No. 333-2076), October 3, 1996 (File No. 333-5720), as amended on October 7, 1996, February 23, 2000 (File No. 333-30970), August 24, 2000 (File No. 333-44412), November 10, 2008 (File No. 333-155262), and March 11, 2010 (File No. 333-165400), as amended on June 12, 2013 (collectively, the “Registration Statements”) to register a total of 16,445,899 shares of the Registrant’s common shares (“Shares”). In accordance with an undertaking made by the Registrant in the Registration Statements to remove by means of a post-effective amendment any securities that remain unused at the termination of the offering, these Post-Effective Amendments to the Registration Statements are being filed to remove from registration the Shares not issued under the IMAX Corporation Amended and Restated Stock Option Plan, together with its predecessor plans (the “Plan”).

The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 18, 2021.

IMAX CORPORATION

By:	/s/ Richard L. Gelfond
Name:	Richard L. Gelfond
Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons in the indicated capacities on August 18, 2021.

Members of the Board of Directors

Signature	Title

/s/ Richard L. Gelfond
Name: Richard L. Gelfond	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph Sparacio
Name: Joseph Sparacio	Interim Chief Financial Officer (Principal Financial Officer)

/s/ Kevin Delaney
Name: Kevin Delaney	Senior Vice President, Finance and Controller (Principal Accounting Officer)

/s/ Darren D. Throop
Name: Darren D. Throop	Chairman of the Board & Director

/s/ Steve Pamon
Name: Steve Pamon	Director

/s/ Eric A. Demirian
Name: Eric A. Demirian	Director

/s/ Kevin Douglas
Name: Kevin Douglas	Director

/s/ David W. Leebron
Name: David W. Leebron	Director

/s/ Michael MacMillan
Name: Michael MacMillan	Director

/s/ Dana Settle
Name: Dana Settle	Director